Exhibit 99.1

                             Clayton Williams Energy
                 Announces 2005 Financial Results and Reserves


    MIDLAND, Texas--(BUSINESS WIRE)--March 7, 2006--
    Clayton Williams Energy, Inc. (NASDAQ:CWEI) reported net income for the fourth quarter of 2005 of $1.3 million, or $.12 per share, as compared to a net loss of $12.5 million, or $1.16 per share, for the fourth quarter of 2004. Cash flow from operations for the current quarter was $36.8 million, as compared to $43.8 million during the same period in 2004.

    For the year ended December 31, 2005, the Company reported net income of $257,000, or $.02 per share, as compared to a net loss of $14 million, or $1.37 per share, in 2004. Cash flow from operations for the year 2005 was $163.5 million, as compared to $127 million in 2004.
    Oil and gas sales for the fourth quarter of 2005 amounted to $62.1 million compared to $63.2 million in the 2004 quarter. Of the $1.1 million decrease in oil and gas sales, lower oil and gas production accounted for a decrease of $19.1 million, which was mostly offset by an $18 million increase related to higher oil and gas prices. Oil production for the fourth quarter of 2005 decreased 23% to 487,000 barrels, or 5,293 barrels per day, from 630,000 barrels, or 6,848 barrels per day. Gas production decreased 38% to 3.2 Bcf, or 34,815 Mcf per day, from 5.1 Bcf, or 55,717 Mcf per day in 2004. The Company attributed approximately half of the decrease in production to the loss of production in Louisiana as a result of Hurricane Katrina. Average realized oil prices in the fourth quarter of 2005 increased 23% from $46.19 to $56.99 per barrel, while gas prices increased 63% from $6.14 to $10.02 per Mcf. Average realized prices for 2005 and 2004 exclude the effects of any losses realized on commodity hedging transactions since the derivatives were not designated as cash flow hedges and have been reported in the Company's statements of operations as change in fair value of derivatives under applicable accounting standards.
    Exploration costs for the fourth quarter of 2005 were $11.6 million, as compared to $40.7 million for the same period in 2004. The current quarter exploration costs include amounts related primarily to the abandonment of the Leoncita 122 #1 in Pecos County and to the two previously announced dry holes in south Louisiana, the State Lease 17636 #1 (Natalie) and the LL&E #1 (Andrea).
    Production costs for the fourth quarter of 2005 increased slightly to $14 million from $13.7 million in the 2004 quarter. Lower volumes of oil and gas production in the current quarter caused production costs per Mcfe to increase 47% from $1.47 per Mcfe for the 2004 quarter to $2.16 per Mcfe for the current quarter.
    The Company recorded a non-cash charge during the current quarter of $18.3 million for an impairment of proved properties pursuant to Statement of Financial Accounting Standards No. 144 "Accounting for Impairment or Disposal of Long-Lived Assets." The Company's Wolfcamp exploration program in West Texas failed to find oil and gas reserves in sufficient quantities to recover its capitalized costs. As a result, the Company recorded an impairment of proved properties in an amount required to reduce the carrying value of this program to its estimated fair market value.
    For the fourth quarter of 2005, the Company reported a $3.6 million net gain on the change in fair value of derivatives, consisting of a $15.6 million non-cash gain to mark the Company's derivative positions to their fair value on December 31, 2005 and a $12 million charge for cash settlements during the quarter. For the same period in 2004, the net gain on the change in fair value of derivatives was $2.6 million, consisting of a $10.6 million non-cash mark-to-market gain and an $8 million charge for cash settlements.
    The Company also announced today that its total proved oil and gas reserves as of December 31, 2005 were 293.8 Bcfe, consisting of 27.8 million barrels of oil and NGL and 126.8 Bcf of natural gas, as estimated by independent petroleum engineers. By comparison, the Company reported proved reserves of 299 Bcfe as of December 31, 2004, consisting of 26.8 million barrels of oil and NGL and 138.3 Bcf of natural gas. The pre-tax present value of estimated future net revenues from these reserves, discounted at 10% and computed in accordance with SEC guidelines, totaled $1.1 billion at December 31, 2005, as compared to $705.3 million at December 31, 2004. The estimates were based on weighted average oil and NGL prices of $57.85 per Bbl in 2005, as compared to $41.48 in 2004, and gas prices of $10.65 per Mcf in 2005, as compared to $5.59 per Mcf in 2004.
    During 2005, the Company replaced 94% of the 31.4 Bcfe produced in 2005 through purchases, extensions and discoveries and revisions to previous estimates. The following table summarizes the changes in proved reserves during 2005 on a Bcfe basis and as a percentage of 2005 production.


                                                    % of 2005
                                         Bcfe        Production
                                   ---------------- ---------------
Total proved reserves, 12/31/04              299.0
Purchases of minerals-in-place                 4.2              13%
Extensions and discoveries                    17.7              56%
Net revisions                                  7.8              25%
Sales of minerals-in-place                    (3.5)
Production                                   (31.4)
                                   ----------------
Total proved reserves, 12/31/05              293.8
                                   ================

    More than half of the extensions and discoveries for 2005 were attributable to the Company's exploration program in south Louisiana. Net revisions of 7.8 Bcfe consisted of approximately 17.5 Bcfe of upward revisions attributable to the effects of higher product prices on the estimated quantities of proved reserves, net of downward revisions of approximately 9.7 Bcfe attributable to well performance primarily from properties in west Texas.
    The Company will host a conference call to discuss these results and other forward-looking items today, March 7th at 1:30 pm CT (2:30 pm ET). The dial-in conference number is: 800-901-5213, passcode 59083952. The replay will be available for one week at 888-286-8010, passcode 32068987.
    To access the Internet webcast, please go to the Investor Relations section of the Company's website at www.claytonwilliams.com and click on "Live Webcast." Following the live webcast, the call will be archived for a period of 90 days on the Company's website.

    Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

    Except for historical information, statements made in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, production variance from expectations, volatility of oil and gas prices, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, exploration risks, uncertainties about estimates of reserves, competition, government regulation, costs and results of drilling new projects, and mechanical and other inherent risks associated with oil and gas production. These risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.


                    CLAYTON WILLIAMS ENERGY, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Unaudited)
                   (In thousands, except per share)


                           Three Months Ended         Year Ended
                              December 31,           December 31,
                          --------------------- ----------------------
                            2005        2004      2005         2004
                          --------    --------- ---------    ---------
REVENUES
  Oil and gas sales       $62,063      $63,159  $252,599     $193,127
  Natural gas services      4,377        2,110    12,080        9,083
  Gain on sales of
   property and equipment       9        3,966    18,920        4,120
                          --------    --------- ---------    ---------
    Total revenues         66,449       69,235   283,599      206,330
                          --------    --------- ---------    ---------

COSTS AND EXPENSES
  Production               13,996       13,661    57,404       41,163
  Exploration:
    Abandonments and
     impairments            8,394       38,660    39,957       67,956
    Seismic and other       3,204        2,037    10,780        7,124
  Natural gas services      3,971        2,009    11,212        8,538
  Depreciation, depletion
   and amortization        11,361       14,686    47,509       44,040
  Accretion of
   abandonment
   obligations                300          191     1,158        1,044
  Impairment of proved
   properties              18,266            -    18,266            -
  General and
   administrative           4,275        3,609    15,410       11,689
  Loss on sales of
   property and equipment      77       14,181       209       14,337
  Other                     1,353(a)         -     1,353(a)         -
                          --------    --------- ---------    ---------
    Total costs and
     expenses              65,197       89,034   203,258      195,891
                          --------    --------- ---------    ---------
    Operating income
     (loss)                 1,252      (19,799)   80,341       10,439
                          --------    --------- ---------    ---------

OTHER INCOME (EXPENSE)
  Interest expense         (4,063)      (3,162)  (14,498)      (7,877)
  Change in fair value of
   derivatives              3,633        2,653   (70,059)     (25,329)
  Other                     1,609          627     4,022        1,354
                          --------    --------- ---------    ---------
    Total other income
     (expense)              1,179          118   (80,535)     (31,852)
                          --------    --------- ---------    ---------

Income (loss) before
 income taxes               2,431      (19,681)     (194)     (21,413)

Income tax expense
 (benefit)                  1,092       (7,159)     (451)      (7,385)

                          --------    --------- ---------    ---------
NET INCOME (LOSS)          $1,339     $(12,522)     $257     $(14,028)
                          ========    ========= =========    =========


Net income (loss) per
 common share:
  Basic                     $0.12       $(1.16)    $0.02       $(1.37)
                          ========    ========= =========    =========
  Diluted                   $0.12       $(1.16)    $0.02       $(1.37)
                          ========    ========= =========    =========

Weighted average common
 shares outstanding:
  Basic                    10,814       10,780    10,804       10,213
                          ========    ========= =========    =========
  Diluted                  11,254       10,780    11,241       10,213
                          ========    ========= =========    =========



                    CLAYTON WILLIAMS ENERGY, INC.
                     CONSOLIDATED BALANCE SHEETS
                             (Unaudited)
                            (In thousands)


                                ASSETS
                                             December 31, December 31,
                                                2005         2004
                                             ------------ ------------
CURRENT ASSETS
  Cash and cash equivalents                       $5,935      $16,359
  Accounts receivable:
    Oil and gas sales, net                        28,317       25,573
    Joint interest and other, net                  6,972        4,653
    Affiliates                                       254          553
  Inventory                                       43,753        5,202
  Deferred income taxes                              439          625
  Fair value of derivatives                          191        2,333
  Prepaids and other                               2,581        1,401
                                             ------------ ------------
                                                  88,442       56,699
                                             ------------ ------------
PROPERTY AND EQUIPMENT
  Oil and gas properties, successful efforts
   method                                      1,037,862      909,095
  Natural gas gathering and processing
   systems                                        18,034       17,286
  Other                                           12,396       11,839
                                             ------------ ------------
                                               1,068,292      938,220
  Less accumulated depreciation, depletion
   and amortization                             (594,225)    (539,860)
                                             ------------ ------------
    Property and equipment, net                  474,067      398,360
                                             ------------ ------------

OTHER ASSETS
  Debt issue costs                                 8,557        3,575
  Advances to drilling rig joint venture          10,329            -
  Other                                            5,940        3,601
                                             ------------ ------------
                                                  24,826        7,176
                                             ------------ ------------
                                                $587,335     $462,235
                                             ============ ============

                 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable:
    Trade                                        $59,861      $51,014
    Oil and gas sales                             18,236       11,223
    Affiliates                                     2,857        2,954
  Current maturities of long-term debt                19           31
  Fair value of derivatives                       33,670       16,026
  Accrued liabilities and other                    9,611        3,017
                                             ------------ ------------
                                                 124,254       84,265
                                             ------------ ------------

NON-CURRENT LIABILITIES
  Long-term debt                                 235,700      177,519
  Deferred income taxes                           37,042       36,897
  Fair value of derivatives                       49,705       28,958
  Other                                           20,343       17,000
                                             ------------ ------------
                                                 342,790      260,374
                                             ------------ ------------

STOCKHOLDERS' EQUITY:
  Preferred stock, par value $.10 per share            -            -
  Common stock, par value $.10 per share           1,082        1,078
  Additional paid-in capital                     107,108      104,674
  Retained earnings                               12,101       11,844
                                             ------------ ------------
                                                 120,291      117,596
                                             ------------ ------------
                                                $587,335     $462,235
                                             ============ ============



                    CLAYTON WILLIAMS ENERGY, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Unaudited)
                            (In thousands)


                                Three Months Ended     Year Ended
                                   December 31,       December 31,
                                ------------------ -------------------
                                  2005     2004       2005     2004
                                -------- --------- --------- ---------
CASH FLOWS FROM OPERATING
 ACTIVITIES
  Net income (loss)              $1,339  $(12,522)     $257  $(14,028)
  Adjustments to reconcile net
   income (loss) to cash
   provided by operating
   activities:
     Depreciation, depletion
      and amortization           11,361    14,686    47,509    44,040
     Impairment of proved
      properties                 18,266         -    18,266         -
     Exploration costs            8,394    38,660    39,957    67,956
     (Gain) loss on sales of
      property and equipment,
      net                            68    10,215   (18,711)   10,217
     Deferred income taxes          939    (6,720)     (526)   (7,645)
     Non-cash employee
      compensation                  530       264     2,998       536
     Change in fair value of
      derivatives               (15,661)  (10,523)   40,406     7,104
     Settlements on derivatives
      with financing elements    10,303     5,244    27,731     9,890
     Amortization of debt issue
      costs                           -         -     2,631         -
     Accretion of abandonment
      obligations                   300       191     1,158     1,044

  Changes in operating working
   capital:
     Accounts receivable         (1,290)   (5,662)   (4,764)      581
     Accounts payable            (1,594)    8,345     1,707     8,881
     Other                        3,889     1,643     4,856    (1,596)
                                -------- --------- --------- ---------
        Net cash provided by
         operating activities    36,844    43,821   163,475   126,980
                                -------- --------- --------- ---------

CASH FLOWS FROM INVESTING
 ACTIVITIES
     Additions to property and
      equipment                 (46,199)  (30,398) (172,987) (123,991)
     Investment in SWR                -         -         -  (168,204)
     Proceeds from sales of
      property and equipment          -    34,579    23,252    35,020
     Inventory                  (25,730)        -   (36,519)        -
     Other                       (9,864)      (85)  (10,411)      269
                                -------- --------- --------- ---------
        Net cash provided by
         (used in) investing
         activities             (81,793)    4,096  (196,665) (256,906)
                                -------- --------- --------- ---------

CASH FLOWS FROM FINANCING
 ACTIVITIES
     Proceeds from long-term
      debt                       10,700         -   235,700   172,500
     Repayments of long-term
      debt                          (31)  (44,572) (177,531)  (60,530)
     Proceeds from sale of
      common stock                    4        10       292    30,018
     Settlements on derivatives
      with financing elements   (10,303)   (5,244)  (27,731)   (9,890)
     Payment of debt issue
      costs                           -         -    (7,964)   (4,156)
     Other                            -     2,889         -     2,889
                                -------- --------- --------- ---------
        Net cash provided by
         (used in) financing
         activities                 370   (46,917)   22,766   130,831
                                -------- --------- --------- ---------

NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS           (44,579)    1,000   (10,424)      905

CASH AND CASH EQUIVALENTS
     Beginning of period         50,514    15,359    16,359    15,454

                                -------- --------- --------- ---------
     End of period               $5,935   $16,359    $5,935   $16,359
                                ======== ========= ========= =========



                     Clayton Williams Energy, Inc.
                   Summary Production and Price Data
                              (Unaudited)


                                Three Months Ended     Year Ended
                                   December 31,       December 31,
                                ------------------ -------------------
                                  2005      2004     2005      2004
                                --------- -------- --------- ---------
 Average Daily Production:
   Natural Gas (Mcf):
     Permian Basin                14,067   13,724    15,893     9,458
     Louisiana                     5,197   18,805    10,865    12,089
     Austin Chalk (Trend)          2,393    2,806     2,435     3,155
     Cotton Valley Reef Complex   12,731   19,337    15,155    23,131
     Other                           427    1,045       605     1,312
                                --------- -------- --------- ---------
          Total                   34,815   55,717    44,953    49,145
                                ========= ======== ========= =========

   Oil (Bbls):
     Permian Basin                 3,236    3,221     3,245     2,410
     Louisiana                       215    1,472       994     1,055
     Austin Chalk (Trend)          1,785    2,096     1,892     2,215
     Other                            57       59        55        57
                                --------- -------- --------- ---------
          Total                    5,293    6,848     6,186     5,737
                                ========= ======== ========= =========

   Natural gas liquids (Bbls):
     Permian Basin                   304      260       255       213
     Austin Chalk (Trend)            339      326       322       284
     Other                            20      153        97       185
                                --------- -------- --------- ---------
          Total                      663      739       674       682
                                ========= ======== ========= =========


 Total Production:
   Natural Gas (MMcf)              3,203    5,126    16,408    17,938
   Oil (MBbls)                       487      630     2,258     2,094
   Natural gas liquids (MBbls)        61       68       246       249
                                --------- -------- --------- ---------
   Gas  Equivalents (MMcfe)        6,491    9,314    31,432    31,996


 Average Realized Prices(b):
   Gas ($/Mcf):                   $10.02    $6.14     $7.49     $5.60
                                ========= ======== ========= =========
   Oil ($/Bbl):                   $56.99   $46.19    $53.37    $40.65
                                ========= ======== ========= =========
   Natural gas liquids ($/Bbl)    $39.25   $33.13    $33.57    $27.90
                                ========= ======== ========= =========

 Losses on settled derivative
  contracts(b):
   ($ in thousands, except per
    unit)
     Gas:
      Net realized loss          $(4,716) $(1,138)  $(7,301)  $(5,011)
      Per unit produced ($/Mcf)   $(1.47)  $(0.22)   $(0.44)   $(0.30)

     Oil:
      Net realized loss          $(7,058) $(6,819) $(21,976) $(13,135)
      Per unit produced ($/Bbl)  $(14.49) $(10.82)   $(9.73)   $(4.31)



                    Clayton Williams Energy, Inc.
                      Summary of Proved Reserves
                          December 31, 2005


                                     Proved      Proved
                                    Developed  Undeveloped    Total
                                   ----------- ----------- -----------
                                         (Dollars in thousands)
Summary of Oil and Gas Reserves:

  Natural gas (MMcf)                   91,366      35,392     126,758
  Oil and NGL (MBbls)                  21,502       6,333      27,835
  Natural gas equivalents (MMcfe)     220,378      73,390     293,768

  Standardized measure of oil and
   gas reserves                                              $753,712
  Add:  Present value of future
   income tax, discounted at 10%                              364,174
                                                           -----------
  Present value of proved reserves,
   pre-tax(c)                                              $1,117,886
                                                           ===========


                                                           Natural Gas
                                   Natural Gas Oil and NGL Equivalents
                                     (MMcf)      (MBbls)     (MMcfe)
                                   ----------- ----------- -----------
Total Proved Reserves by Area:

  Permian Basin                        79,466      18,504     190,490
  Louisiana                            20,883       1,667      30,885
  Austin Chalk (Trend)                  6,234       7,467      51,036
  Cotton Valley Reef Complex           15,396           -      15,396
  Other                                 4,779         197       5,961
                                   ----------- ----------- -----------
                                      126,758      27,835     293,768
                                   =========== =========== ===========


                                                           Natural Gas
                                   Natural Gas Oil and NGL Equivalents
                                     (MMcf)      (MBbls)     (MMcfe)
                                   ----------- ----------- -----------

Reconciliation of Proved Reserves:

  Proved reserves, December 31,
   2004                               138,278      26,793     299,036
  Purchases                               667         586       4,183
  Extensions and discoveries           12,476         868      17,684
  Net revisions                        (5,333)      2,193       7,825
  Sales                                (2,922)       (101)     (3,528)
  Production                          (16,408)     (2,504)    (31,432)
                                   ----------- ----------- -----------
  Proved reserves, December 31,
   2005                               126,758      27,835     293,768
                                   =========== =========== ===========



                    CLAYTON WILLIAMS ENERGY, INC.
             Notes to tables and supplemental information

(a) The Company recorded a loss of $1.4 million during the fourth quarter of 2005 due to damage caused by Hurricane Katrina.

(b) Hedging gains (losses) are only included in the determination of our average realized prices if the underlying derivative contracts are designated as cash flow hedges under applicable accounting standards. We did not designate any of our 2004 or 2005 derivative contracts as cash flow hedges. This means that our derivatives for 2004 and 2005 have been marked-to-market through our statement of operations as other income/expense instead of through accumulated other comprehensive income on our balance sheet. This also means that all realized gains/losses on these derivatives are reported in other income/loss instead of as a component of oil and gas sales.

(c) Management of the Company believes that pre-tax cash flow amounts are also useful for evaluative purposes since future income taxes, that are affected by a company's unique tax position and strategies, can make after-tax amounts less comparable.



    CONTACT: Clayton Williams Energy, Inc., Midland
             Patti Hollums, 432-688-3419
             cwei@claytonwilliams.com
             www.claytonwilliams.com
             or
             Mel G. Riggs, 432-688-3431